Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1of Heatwurx, Inc. of our report dated November 13, 2012, relating to our audits of the financial statements of the predecessor carve-out entity of Heatwurx, Inc. and the financial statements of Heatwurx, Inc., appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Irvine, California

January 11, 2013